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                                                                     EXHIBIT 7.5

                             STOCKHOLDER AGREEMENT

     STOCKHOLDER AGREEMENT (the "Agreement") dated as of July 22, 1997, among Sanmina Corporation, a Delaware corporation ("Parent"), and the individual identified on Schedule A attached hereto (the "Stockholder").

     WHEREAS Sanmina Corporation, SANM Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Elexsys International, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement; and

     WHEREAS the Stockholder owns of record the number of shares of common stock, par value $1.00 per share, of the Company (the "Common Stock"), set forth opposite his name on Schedule A attached hereto; and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that the Stockholder enter into this Agreement;

     NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the promises and the representations, warranties and agreements contained herein, the parties agree as follows:

     1.   Definition.  For purposes of this Agreement, "Subject Shares" shall
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mean all issued and outstanding shares of Common Stock of the Company owned of record or beneficially by the Stockholder as of the record date for persons entitled (a) to receive notice of, and to vote at, a meeting of the stockholders of the Company called for the purpose of voting on the matter referred to in
Section 4(a), or (b) to take action by written consent of the stockholders of the Company with respect to the matter referred to in Section 4(a). Notwithstanding anything to the contrary contained in this Agreement, the "Subject Shares" shall not include, and the Stockholder shall not be deemed to be the beneficial owner of, any shares of Common Stock of the Company that the Stockholder may acquire upon the exercise of any stock option (unless such option has been exercised and such shares have been issued to the Stockholder and are held by the Stockholder as of such record date).

     2.   Representations and Warranties of the Stockholder.  The Stockholder
          -------------------------------------------------
hereby represents and warrants to Parent as of the date hereof as follows:

          (a) Authority.  The Stockholder has all requisite capacity to enter
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into this Agreement and to consummate the transactions contemplated hereby.
This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the
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Stockholder enforceable against the Stockholder in accordance with its terms.
Except for informational filings with the SEC, the execution and delivery of this Agreement by the Stockholder do not, and the consummation by the Stockholder of the transactions contemplated hereby and compliance by the Stockholder with the terms hereof will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets, (ii) require any filing by the Stockholder on or before the Closing Date with, or require the Stockholder to obtain on or before the Closing Date, any permit, authorization, consent or approval of, any Federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or the Subject Shares.

          (b) The Shares.  The Stockholder is the record and beneficial owner
              ----------
of, and has good and valid title to, the shares of Common Stock set forth opposite his name on Schedule A attached hereto, free and clear of any Liens whatsoever. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the shares of Common Stock set forth opposite his name on Schedule A attached hereto. The Stockholder has the sole right to vote such shares, and none of such shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such shares, except as contemplated by this Agreement.

     3.   Representations and Warranties of Parent.  Parent hereby represents
          ----------------------------------------
and warrants to the Stockholder that Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms. Except for informational filings with the SEC, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or bylaws of Parent, or any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or to Parent's property or assets.

     4.   Covenants of the Stockholder.  Until the termination of this Agreement
          ----------------------------
in accordance with Section 11, the Stockholder agrees as follows:

          (a) Subject to Section 5, at any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought from the Company's stockholders in their capacities as such, the Stockholder shall, including by executing a written consent if requested by

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Parent, vote (or cause to be voted) the Subject Shares in favor of the Merger, and the adoption and approval by the Company of the Merger Agreement.

          (b) The Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), consent to any Transfer of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any or all of the Subject Shares (or any interest therein) to any person other than pursuant to the terms of the Merger or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any Takeover Proposal, and agrees not to commit or agree to take any of the foregoing actions; provided, however, that notwithstanding anything to the contrary contained in this Agreement, the Stockholder may, without the consent of Parent or any other person, transfer any or all of the Subject Shares (or any interest therein) to one or more members of the Stockholder's family, any trust for the benefit of the Stockholder or one or more members of the Stockholder's family or any entity controlled by the Stockholder so long as the transferee of such Subject Shares (or such interest therein) agrees to be bound by the applicable provisions of this Agreement.

          (c) The Stockholder shall not, nor shall he instruct any agent or any investment banker, attorney or other adviser or representative of the Stockholder to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission to the Company of, any Takeover Proposal or (ii) participate in any discussions or negotiations with any person (other than Parent and its affiliates, agents and representatives) regarding, or furnish to any such person any non-public information with respect to, or take any other action intended to facilitate the making of any inquiry or proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

          (d) If, at the time the Merger Agreement is submitted for approval to the stockholders of the Company, the Stockholder is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, the Stockholder shall deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A to the Merger Agreement.

     5.   Grant of Irrevocable Proxy; Appointment of Proxy.
          ------------------------------------------------

          (a) Until the termination of this Agreement in accordance with Section 11, the Stockholder hereby irrevocably grants to, and appoints, Parent and Jure Sola and Randy W. Furr, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Subject Shares, or grant a consent or approval in respect of the Subject Shares, in favor of approval of the Merger and the adoption and approval of the Merger Agreement.

          (b) The Stockholder represents that any proxies heretofore given in respect of the

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Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

          (c) The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such proxies and attorneys in fact may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

     6.   Further Assurances.  The Stockholder will, from time to time, execute
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and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     7.   Certain Events.  The Stockholder agrees that this Agreement and the
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obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company's Common Stock, or the acquisition of additional shares of Common Stock or other voting securities of the Company by the Stockholder, the number of Subject Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or other voting securities of the Company issued to or acquired by the Stockholder.

     8.   Registration Rights.  If the Stockholder determines in good faith
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after consultation with the Stockholder's counsel that any shares of common stock of Parent received by the Stockholder in connection with the Merger ("Merger Shares") may be deemed to be "restricted securities" under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or are otherwise subject to any restriction on resale (other than restrictions imposed by Rule 145 promulgated under the Securities Act or restrictions imposed by Accounting Series Release 135), then, as soon as practicable after the Effective Time (and in any event within 30 days after the Effective Time), Parent, at its sole expense, shall (a) file a registration statement permitting the resale of the Merger Shares, (b) take all actions reasonably necessary to cause such registration statement to be declared effective, (c) maintain the effectiveness and availability of such registration statement until the first anniversary of the Effective Time, (d) use commercially reasonable efforts to register or qualify the Merger Shares under the Blue Sky laws of such jurisdictions as the Stockholder shall reasonably request, and maintain the effectiveness of such registrations and qualifications for as long as such registration statement remains effective, and (e) take such other actions as are reasonably necessary to enable the Stockholder to sell the Merger Shares without restriction. To the extent permitted by law, Parent shall indemnify and hold harmless

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the Stockholder against and from any costs, expenses (including reasonable attorneys' fees), settlement payments, claims, demands, judgments, fines, penalties, losses, damages and liabilities that arise out of or are related to any inaccuracy in, or omission with respect to, such registration statement.

     9.   Indemnification.  Parent shall indemnify and hold harmless the
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Stockholder and the Stockholder's affiliates, agents, advisers and representatives (the "Indemnified Parties") against and from any costs, expenses (including reasonable attorneys' fees), settlement payments, claims, demands, judgments, fines, penalties, losses, damages and liabilities incurred in connection with any claim, suit, action or proceeding (whether asserted, commenced or arising before or after the Effective Time) that arises directly or indirectly from or relates directly or indirectly to (a) the execution, delivery or performance of this Agreement, or (b) any of the transactions contemplated by this Agreement. In the event any such claim, suit, action or proceeding is asserted or commenced against any Indemnified Party, (i) Parent shall advance and pay the reasonable fees and expenses of any counsel retained by such Indemnified Party in connection with such claim, suit, action or proceeding promptly after receipt of a request therefor from such Indemnified Party, and
(ii) Parent shall cooperate with such Indemnified Party and such Indemnified Party's counsel in the defense of such claim, suit, action or proceeding.
Parent agrees to pay all expenses, including attorneys' fees, that may be incurred by any of the Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 9.

     10.  Assignment.  Except as otherwise provided in Section 4(b), neither
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this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Stockholder, on the one hand, without the prior written consent of Parent nor by Parent, on the other hand, without the prior written consent of the Stockholder, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder (other than Parent's obligations under Sections 8 and 9) to any direct or indirect wholly owned subsidiary of Parent (provided that in the case of any assignment by Parent to any such subsidiary of Parent, Parent shall remain jointly and severally liable for the due and timely performance of any obligations so assigned) . Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective representatives, executors, administrators, estate, heirs, successors and assigns.

     11.  Termination.  This Agreement (including the proxy referred to in
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Section 5) and all rights of Parent and all obligations of the Stockholder hereunder, shall terminate upon the first to occur of (i) the Effective Time or
(ii) the date on which the Merger Agreement is terminated in accordance with its terms; provided, however, that notwithstanding anything to the contrary contained in this Agreement, the rights of the Stockholder and the obligations of Parent pursuant to Sections 8 and 9, and the provisions contained in Sections 12, 13 and 15, shall survive any termination of this Agreement..

     12.  General Provisions.
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          (a) Amendments.  This Agreement may not be amended except by an
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instrument in writing signed by each of the parties hereto.

          (b) Notice.  All notices and other communications hereunder shall be
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in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with
Section 8.2 of the Merger Agreement and to the Stockholder at his address set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

          (c) Interpretation.  When a reference is made in this Agreement to a
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Section, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (d) Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, all of which shall be deemed to be one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

          (e) Entire Agreement; No Third-Party Beneficiaries.  The Agreement
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(including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (and the other persons referred to in Section 9) any rights or remedies hereunder.

          (f) Governing Law.  This Agreement shall be governed by, and construed
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in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (g) No Limitations.  Nothing in this Agreement shall, and nothing in
              --------------
this Agreement shall be deemed to, prevent the Stockholder from acting in accordance with his fiduciary duties as a director of the Company or otherwise limit the ability of the Stockholder to take any action in his capacity as a director or officer of the Company.

          (h) Voidability.  If prior to the execution hereof, the Board of
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Directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action, the Merger Agreement and the transactions contemplated thereby, so that by the execution and delivery hereof Parent or Sub would become, or could reasonably be expected to become an "interested stockholder" within the meaning of Section 203 of the DGCL, then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

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     13.  Enforcement.  The parties agree that irreparable damage would occur in
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the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any court of the United States located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a court of the United States located in the State of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

     14.  Public Announcement.  Except to the extent required by law or
          -------------------
regulation, the Stockholder shall not issue any press release or other public statement with respect to the transactions contemplated by this Agreement and the Merger Agreement without the prior written consent of Parent.

     15.  Severability.  If any term or other provision of this Agreement is
          ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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     IN WITNESS WHEREOF,  Parent has caused this Agreement to be signed by its officer thereunto duly authorized and the Stockholder has signed this Agreement, all as of the date first written above.


                                  Parent,


                                  By: /s/ Randy W. Furr
                                     -------------------------
                                         Name:  Randy W. Furr
                                         Title: President

                                      /s/ Milan Mandaric
                                  ----------------------------
                                         Milan Mandaric

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                                  SCHEDULE A
                                  ----------


     NAME AND ADDRESS OF STOCKHOLDER                   NUMBER OF SHARES
                                                       OF COMMON STOCK
                                                       OWNED OF RECORD

           Milan Mandaric                                  4,072,961
           Elexsys International, Inc.
           4405 Fortran Court
           San Jose, CA  95134